As filed with the Securities and Exchange Commission on April 6, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARDEA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3200380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4939 Directors Place
San Diego, CA 92121
(858) 652-6500
(Address, Including Zip Code and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Barry D. Quart, Pharm.D.
Chief Executive Officer
Ardea Biosciences, Inc.
4939 Directors Place
San Diego, CA 92121
(858) 652-6500
(Name, Address, Including Zip Code and Telephone Number, Including
Area Code, of Agent for Service)

With a Copy to:
Ethan E. Christensen, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-159279
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

	Proposed Maximum	Amount of
Title of Class of Securities to be Registered	Aggregate Offering Price	Registration Fee (1)
Common Stock, par value $0.001 per share,	$5,500,000.00	$392.15

(1)	Calculated pursuant to rule 457(o) under the Securities Act.

EXPLANATORY NOTE
     This registration statement is being filed to register additional shares of our common stock, par value $0.001 per share, with an aggregate public offering price not to exceed $5,500,000.00, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-159279) which was declared effective on June 5, 2009, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
     The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on April 6, 2010.

ARDEA BIOSCIENCES, INC.
By:	/s/ Barry D. Quart, Pharm.D.
Barry D. Quart, Pharm.D.
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Quart, Pharm.D. Barry D. Quart, Pharm.D.	Chief Executive Officer, Director (Principal Executive Officer)	April 6, 2010

* John W. Beck, C.P.A	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2010

Felix J. Baker, Ph.D.	Director	April 6, 2010

* Henry J. Fuchs, M.D.	Director	April 6, 2010

* Craig A. Johnson	Director	April 6, 2010

* John Poyhonen	Director	April 6, 2010

* Jack S. Remington, M.D.	Director	April 6, 2010

* Kevin C. Tang	Director	April 6, 2010

* By:	/s/ Barry D. Quart, Pharm.D.
Barry D. Quart, Pharm.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Stonefield Josephson, Inc.

23.2	Consent of Cooley Godward Kronish LLP (included as Exhibit 5.1 to this filing).

24.1	Power of attorney (1)

(1)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-159279), filed with the Securities and Exchange Commission on May 15, 2009.

2